Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 5, 2020, relating to the balance sheet of East Stone Acquisition Corp. as of June 30, 2019 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from August 9, 2018 (inception) through June 30, 2019, appearing in Amendment No. 1 to the Registration Statement on Form S-1, File No. 333-235949.

/s/ WithumSmith+Brown, PC

New York, New York

February 19, 2020